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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


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                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

                                March 22, 2000
               Date of Report (Date of earliest event reported)

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                                TUBOSCOPE INC.

            (Exact name of registrant as specified in its charter)


          Delaware                     0-18312                  76-0252850
(State or other Jurisdiction   (Commission File Number)       (IRS Employer
      of Incorporation)                                   Identification Number)

   2835 Holmes Road, Houston, Texas                                77051
(Address of principal executive offices)                         (Zip Code)


                                (713) 799-5100
             (Registrant's telephone number, including area code)

                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events.

     On March 22, 2000, Tuboscope Inc., a Delaware corporation ("Tuboscope"), and Varco International, Inc., a California corporation ("Varco"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement, and subject to the conditions set forth therein (including approval of the transaction by the stockholders of Tuboscope and the shareholders of Varco), Varco will be merged with and into Tuboscope (the "Merger"). The name of the combined company will be Varco International, Inc. (the "Combined Company") and will be organized under the laws of the State of Delaware. In connection with the Merger, holders of outstanding shares of Varco common stock will receive, in exchange for each share of Varco common stock held by them, .7125 (the "Exchange Ratio") shares of Tuboscope common stock. In addition, the Combined Company will assume all options outstanding under Varco's existing stock option plans. The Merger is intended to be a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and is intended to be treated as a pooling of interests for financial accounting purposes.

     In connection with the Merger Agreement, Tuboscope and Varco entered into a stock option agreement dated as of March 22, 2000, pursuant to which Tuboscope granted Varco the right, under certain circumstances, to purchase up to 8,908,653 shares of Tuboscope common stock (representing approximately 19.9% of the issued and outstanding shares of Tuboscope's common stock) at a price of $17.00 per share. Tuboscope and Varco also entered into a stock option agreement dated as of March 22, 2000, pursuant to which Varco granted Tuboscope the right, under certain circumstances, to purchase up to 13,023,985 shares of Varco common stock (representing approximately 19.9% of the issued and outstanding shares of Varco's common stock) at a price of $14.56 per share.

     The Merger Agreement and the stock option agreements are attached as Exhibits 2.1, 10.1 and 10.2 hereto, respectively. On the same date, Tuboscope and Varco issued a joint press release regarding the Merger Agreement which is attached as Exhibit 99.1 hereto.

Item 7(c).  Exhibits.

     See Exhibit Index.
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Tuboscope Inc.


Date:  March 23, 2000          By: /s/ Joseph Winkler
                                   ________________________________

                                   Name:  Joseph Winkler
                                   Title: Chief Financial Officer

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                                 EXHIBIT INDEX

  Exhibit
  Number                            Exhibit Description
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    2.1        Agreement and Plan of Merger dated as of March 22, 2000, by and among Varco International, Inc., a California corporation, and Tuboscope Inc., a Delaware corporation

    10.1 Tuboscope Stock Option Agreement dated as of March 22, 2000, by and between Tuboscope Inc., a Delaware corporation, and Varco International, Inc., a California corporation

    10.2 Varco Stock Option Agreement dated as of March 22, 2000, by and between Varco International, Inc., a California corporation, and Tuboscope Inc., a Delaware corporation

    99.1       Joint press release dated March 22, 2000